                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                          Exchange Applications, Inc.
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                          EXCHANGE APPLICATIONS, INC.
                                89 SOUTH STREET
                                BOSTON, MA 02111

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF EXCHANGE APPLICATIONS, INC.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Exchange Applications, Inc. (the "Company") will be held at the offices of Bingham Dana LLP, 16(th) Floor, 150 Federal Street, Boston, MA 02110, on Tuesday, February 29, 2000, at 10:00 a.m., local time, for the following purposes:

     1. To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of common stock, $.001 par value per share, which the Company is authorized to issued from 30,000,000 shares to 150,000,000 shares; and

     2. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed January 31, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting of Stockholders. Accordingly, only stockholders of record at the close of business on January 31, 2000 will be entitled to notice of, and to vote at, such meeting or any adjournments thereof.

                                            By order of the Board of Directors

                                            JOHN G. O'BRIEN
                                            Secretary

February 10, 2000

NOTE: THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND PROMPT RETURN OF THE
      ACCOMPANYING PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ACCOMPANYING PROXY AND PROMPTLY RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

                          EXCHANGE APPLICATIONS, INC.
                                89 SOUTH STREET
                                BOSTON, MA 02111

                         ------------------------------

                                PROXY STATEMENT
                         ------------------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

     This Proxy Statement is furnished to the holders of the common stock, $.001 par value per share ("Common Stock"), of Exchange Applications, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Special Meeting of Stockholders to be held on February 29, 2000 (the "Meeting"), or at any adjournment or postponement thereof, pursuant to the accompanying Notice of Special Meeting of Stockholders. The purposes of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Special Meeting of Stockholders. The Board of Directors knows of no other business that will come before the Meeting.

     This Proxy Statement and proxies for use at the Meeting will be first mailed to stockholders on or about February 10, 2000, and such proxies will be solicited chiefly by mail, but additional solicitations may be made by telephone or telegram by the officers or regular employees of the Company. The Company may enlist the assistance of brokerage houses in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company. In addition, the Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies for the Meeting and expects to pay approximately $1,700 in connection with such proxy solicitation.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to approve Proposal No. 1 as set forth in the accompanying Notice of Special Meeting of Stockholders and in accordance with their best judgment on any other matters that may properly come before the Meeting.

RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on January 31, 2000, are entitled to notice of, and to vote at the Meeting, or any adjournment or postponement thereof. The Company had outstanding on January 31, 2000, 12,344,131 shares of Common Stock, each of which is entitled to one vote upon the matters to be presented at the Meeting. The presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. Abstentions will be counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting, while broker "non-votes" will not. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on one or more proposals because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included.

                                 PROPOSAL NO. 1
             APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

GENERAL

     The Company's Amended and Restated Certificate of Incorporation, as currently in effect (the "Certificate"), provides that the Company's authorized capital stock shall consist of 30,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $.001 par value per share. On January 27, 2000, the Company's Board of Directors approved an amendment to the Certificate (the "Amendment") in order to increase the number of shares of Common Stock authorized for issuance under the Certificate by 120,000,000 shares to a total of 150,000,000 shares. The Board of Directors also approved, contingent upon stockholder approval of the Amendment, a two-for-one stock split (to be effected in the form of a stock dividend), to be paid as soon as practicable after the Meeting to stockholders of record as of a date to be determined by the Board of Directors (the "Stock Split"). If the Amendment is adopted, it will become effective upon the filing of the Amendment with the Delaware Secretary of State.

STOCK SPLIT

     In connection with the Stock Split, each record holder of the Company's Common Stock would receive one additional share for each share held. In addition, the number of shares of Common Stock reserved for issuance or subject to outstanding options under the Company's 1996 Stock Incentive Plan, 1998 Stock Incentive Plan, 1998 Director Stock Option Plan, 1998 Employee Stock Purchase Plan, and 1999 GBI Stock Acquisition Plan (collectively, the "Employee Stock Plans") would increase by 100% (and the exercise price per share of outstanding options would correspondingly decrease by 50%). Stockholders are not being asked to vote on the Stock Split, but the Stock Split will not take place unless the authorized number of shares of Common Stock is increased as described in this proposal. If the authorized number of shares of Common Stock is not increased, the Company will not have enough authorized but unissued shares of Common Stock to effect the Stock Split.

CURRENT USE OF SHARES

     As of the record date, the Company had approximately 12,344,131 shares of Common Stock outstanding and approximately 5,069,863 shares of Common Stock reserved for issuance under the Company's Employee Stock Plans, of which approximately 4,027,175 shares are covered by outstanding options and approximately 1,042,688 shares are available for grant or purchase. Therefore, the Company's total share requirement prior to the Stock Split is 17,413,994 shares (the "Share Requirement"). In the event stockholder approval of the proposed Amendment is obtained, following the Stock Split, the Share Requirement would increase to 34,827,988 shares, and, accordingly, the Company would have a total of 150,000,000 authorized and 115,172,012 unissued shares of Common Stock remaining available pursuant to its Certificate.

PURPOSE OF THE PROPOSED AMENDMENT

     The Board of Directors believes that it is in the Company's best interest to declare the Stock Split in order to lower the per share market price of the Company's Common Stock, increase its trading activity and broaden its marketability. The proposed Amendment would provide the Company with a sufficient number of authorized but unissued shares of Common Stock to effect the Stock Split and accomplish other proper corporate purposes that may be authorized in the future. Such future activities may include, without limitation, raising equity capital, adopting additional employee stock plans or reserving additional shares of Common Stock for issuance under its existing Employee Stock Plans, and making acquisitions through the issuance of Common Stock. Other than the Stock Split, the Board of Directors has no immediate plans, understandings, agreements, or commitments to issue additional shares of Common Stock for any purpose. The Board of Directors believes that the proposed increase in the authorized Common Stock will make a sufficient number of shares available, taking into account the Stock Split, should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT

     If the stockholders approve the proposed Amendment, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the stockholders except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of Common Stock of the Company are then listed. Under the Company's Certificate, the Company's stockholders do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of the Company's Common Stock. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders. In addition to the corporate purposes discussed above, the proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares of Common Stock to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its stockholders. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed Amendment may limit the opportunity for the Company's stockholders to dispose of their shares of Common Stock at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed Amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

EFFECT OF THE STOCK SPLIT

     In the event that the proposed Amendment is approved by the stockholders, no change in total stockholders equity will result from the Stock Split. The amount of capital represented by the outstanding shares of Common Stock will be increased by $.001 for each share issued to effect the Stock Split and the Company's Additional Paid-In Capital will be reduced by the same amount. After the Stock Split, purchases and sales of Common Stock by an individual stockholder may be subject to higher brokerage charges and applicable stock transfer taxes than on a pre-split transaction of equivalent market value, due to the greater number of shares of Common Stock involved after the Stock Split. In addition, the Company will incur certain expenses in connection with the Stock Split, such as the cost of preparing and delivering to stockholders new certificates representing additional shares. The Company will receive no additional consideration in connection with the Stock Split.

CERTAIN FEDERAL TAX CONSEQUENCES OF THE STOCK SPLIT

     The following is a brief summary of certain federal tax consequences of the Stock Split. It is not a complete discussion of the possible federal income tax consequences and does not address any state, local or foreign tax consequences. Stockholders are urged to consult their tax advisers. The Company has been advised that, based on current federal tax law, in the event that the Stock Split is approved and consummated, the Stock Split should not result in any gain or loss to the Company or the stockholders for federal income tax purposes. The tax basis of every share of Common Stock held before the Stock Split will be allocated between the two shares of Common Stock held as a result of the Stock Split, and the holding period of the new shares of Common Stock will include the holding period of the shares with respect to which they were issued.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     With respect to the amendment of the Company's Certificate, the affirmative vote of a majority of shares outstanding as of January 31, 2000, and entitled to vote on the matter, is necessary for approval. An instruction to abstain from voting on the proposal will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote, will have the same effect as a vote against the proposal. Broker "non-votes" will not be treated as shares present and entitled to vote on a voting matter, but will have the same effect as a vote against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common stock as of January 20, 2000 of (i) each director of the Company, (ii) the Company's Chief Executive Officer and its other four most highly compensated executive officers, (iii) all directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock. As of January 20, 2000, 12,337,749 shares of Common Stock were outstanding.

                                                       AMOUNT AND NATURE OF       PERCENTAGE OF
                                                       BENEFICIAL OWNERSHIP   OUTSTANDING SHARES OF
                       NAME**                           OF COMMON STOCK(1)    COMMON STOCK OWNED(1)
                       ------                          --------------------   ----------------------
Andrew J. Frawley(2).................................         809,501             6.6%
Ramanan Raghavendran.................................          21,018               *
Jeffrey Horing.......................................          73,387               *
Dean F. Goodermote(3)................................          10,000               *
William Bryant(4)....................................          15,265               *
N. Wayne Townsend(5).................................          64,126               *
David G. McFarlane(6)................................         160,766             1.3%
David L. Fitzgerald(7)...............................          49,751               *
F. Daniel Haley(8)...................................          32,501               *
All directors and executive officers as a group
  (twelve persons)...................................       1,401,025             11.4%

---------------

  * Indicates less than 1% of the outstanding shares of Common Stock.

 ** Addresses are given only for beneficial owners of more than 5% of the outstanding shares of Common Stock.

(1) Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or become exercisable within 60 days following January 20, 2000 are deemed outstanding. However, such shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Includes 241,200 shares of Common Stock subject to options that are exercisable within 60 days of January 20, 2000. Mr. Frawley's business address is c/o Exchange Applications, Inc., 89 South Street, Boston, MA 02111.

(3) Includes 9,000 shares of Common Stock subject to options that are exercisable within 60 days of January 20, 2000.

(4) Includes 13,755 shares of Common Stock subject to options that are exercisable within 60 days of January 20, 2000.

(5) Includes 50,250 shares of Common Stock subject to options that are exercisable within 60 days of January 20, 2000.

(6) Includes 115,765 shares of Common Stock subject to options that are exercisable within 60 days of January 20, 2000.

(7) Includes 49,750 shares of Common Stock subject to options that are exercisable within 60 days of January 20, 2000.

(8) Includes 32,500 shares of Common Stock subject to options that are exercisable within 60 days of January 20, 2000.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented for consideration at the Special Meeting. However, if any other business properly comes before the Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            JOHN G. O'BRIEN
                                            Secretary
                                            Exchange Applications, Inc.
                                            89 South Street
                                            Boston, MA 02111

February 10, 2000

                           EXCHANGE APPLICATIONS, INC.
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
              SPECIAL MEETING OF STOCKHOLDERS ON FEBRUARY 29, 2000

         The undersigned hereby appoints Andrew J. Frawley and John G. O'Brien and each of them proxies, each with power of substitution, to vote at the Special Meeting of Stockholders of EXCHANGE APPLICATIONS, INC. to be held on February 29, 2000 (including any adjournments or postponements thereof), with all the powers the undersigned would possess if personally present, as specified on the ballot below on the matters listed below and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.


PROPOSAL NO. 1:   AMENDMENT OF CERTIFICATE OF INCORPORATION

         To approve an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 30,000,000 to 150,000,000.

       FOR
    --
       AGAINST
    --

       ABSTAIN
    --


         This proxy when properly executed will be voted in the manner directed herein by the stockholder. If no contrary specification is made, this proxy will be voted FOR the amendment of the Certificate of Incorporation and upon such other business as may properly come before the meeting in the appointed proxies' discretion.


         Please date, sign as name appears below, and return this proxy in the enclosed envelope, whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.

                                            The undersigned hereby
                                            acknowledge(s) receipt of a copy of
                                            the accompanying Notice of Special
                                            Meeting of Stockholders and related
                                            Proxy Statement


                                            Date:                , 2000
                                                 ----------------
                                            Please
                                            Sign
                                            Here:
                                                  -----------------------------

                                             ----------------------------------

                                            (Executors, administrators,
                                            trustees, custodians, etc., should
                                            indicate capacity in which signing.
                                            When stock is held in the name of
                                            more than one person, each person
                                            should sign the proxy.)